Exhibit 10.2

INFINITY PROPERTY AND CASUALTY CORPORATION

RESTRICTED STOCK AGREEMENT

Infinity Property and Casualty Corporation (the “Company”), hereby awards to [Employee]                  shares of its common stock (“Shares”) in accordance with and subject to the terms of the Infinity Property and Casualty Corporation 2002 Restricted Stock Plan (the “Plan”), a copy of which is attached hereto and made a part hereof, and of this Restricted Stock Agreement. The Shares shall become “Vested Shares,” as defined in the Plan according to the following schedule:

Years of Service	Vested Percentage
1%
2%
3%
4%

You [are / are not] entitled to voting rights on Shares that are not Vested Shares. You [are / are not] entitled to receive dividends and other distributions on Shares that are not Vested Shares.

The Shares acquired pursuant to the Plan are subject to certain restrictions affecting the sale, assignment, transfer, pledge, hypothecation or other disposition of such Shares in accordance with and subject to the terms of the Plan.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on the      day of                 ,20    .

INFINITY PROPERTY AND CASUALTY CORPORATION

By:
Name:
Title:

I hereby accept the award of Shares set forth above in accordance with and subject to the terms and conditions of this Restricted Stock Agreement and of the Plan and agree to be bound thereby.

Employee